UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019 (May 21, 2019)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37902	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Units B & C, 9/F, Block D Fuhua Tower 8 Chaoyangmen North Street Dongcheng District,

Beijing 100027 Peoples’ Republic of China

(address of principal executive offices) (zip code)

Tel: +86 (010) 5332 0602

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MOXC	Nasdaq Capital Market

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously disclosed, on April 23, 2019, Moxian, Inc. (the “Company”) received a written notice (the “Notice”) from Nasdaq that the Company had not regained compliance with Nasdaq’s minimum bid price rule, Listing Rule 5550(a)(2) (the “Rule”). Nasdaq determined that the Company’s securities would be scheduled for delisting from The Nasdaq Capital Market and would be suspended at the opening of business on May 2, 2019.

The Company implemented a reverse stock split on April 22, 2019, and following such time the Company maintained a bid price of $1 or greater for a minimum of 10 consecutive business in order to regain compliance with the Rule.

On April 30, 2019, the Company requested an oral hearing to appeal the decision of Nasdaq to delist the Company’s securities. Accordingly, the delisting action referenced in the Notice was stayed, and a hearing (the “Hearing”) before the Nasdaq Hearings Panel was scheduled for June 6, 2019.

On May 21, 2019, the Company was informed by Nasdaq that its bid price deficiency had been cured, and that the Company is now in compliance with all applicable listing standards. Therefore, the scheduled Hearing has been cancelled, and the Company’s stock will continue to be listed and trade on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: May 22, 2019	By:	/s/ Hao Qinghu
	Name:	Hao Qinghu
	Title:	Chief Executive Officer